                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement              / / Confidential, for Use of the
/ / Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                            ENTERBANK HOLDINGS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                            ENTERBANK HOLDINGS, INC.

                                150 NORTH MERAMEC
                               CLAYTON, MO  63105

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 29, 1999



TO THE SHAREHOLDERS OF ENTERBANK HOLDINGS, INC.:


NOTICE IS HEREBY GIVEN that ENTERBANK HOLDINGS, INC. (the "Company") will hold a Special Meeting of Shareholders at the Company's offices at 150 North Meramec, Clayton, MO 63105, in the Second Floor Board Room, on September 29, 1999 at 9:00 a.m. Central Standard time, for the following purposes:

      1. To approve an amendment to Article Four of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock that the Company has authority to issue from 3,500,000 shares to 20,000,000 shares.

      2. To transact such other business that may properly come before the meeting or any adjournments thereof.

The Proxy Statement dated September 13, 1999 is attached. Only record holders of the Company's Common Stock, $.01 par value per share, at the close of business on August 18, 1999, will be eligible to vote at the meeting.



                                    By Order of the Board of Directors,


                                    /s/ James C. Wagner


                                    JAMES C. WAGNER, SECRETARY


Dated: September 13, 1999



TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                            ENTERBANK HOLDINGS, INC.
                                150 NORTH MERAMEC
                               CLAYTON, MO  63105

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1999
           APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:
                               SEPTEMBER 13, 1999
                               GENERAL INFORMATION

On August 18, 1999, the Board of Directors determined that it is in the Company's best interest to effect a 3 for 1 split (the "Stock Split") of Enterbank Holdings, Inc. (the "Company") common stock, $.01 par value per share ("Common Stock") subject to shareholder approval of an amendment to Article Four of the Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 3,500,000 shares to 20,000,000 (the "Proposed Amendment").

The Company intends to amend the Company's Certificate of Incorporation to provide for additional authorized Common Stock in order that the Company will have sufficient shares available to provide for the proposed Stock Split and to also provide for future issuances in connection with potential acquisitions, future stock offerings, or pursuant to existing and future employee benefits plans and for other valid corporate purposes.

The Company cordially invites you to attend the Special Meeting of Shareholders. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the Special Meeting of Shareholders to be held on September 29, 1999, at the Company's offices at 150 North Meramec, Clayton, Missouri 63105 in the Second Floor Board Room at 9:00 a.m. Central Standard time.

This Proxy Statement and the accompanying form of proxy are being first mailed to Shareholders on or about September 13, 1999. The shareholder giving the proxy may revoke it at any time before it is exercised at the meeting by:
(i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequently dated proxy relating to the same shares; or (iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Special Meeting in accordance with the shareholder's instructions. If a shareholder returns a properly signed and dated proxy card but does not mark any choice, his or her shares will be voted "FOR" the proposed Amendment. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Special Meeting.

Proxies will be solicited from the Company's shareholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. The Company does not intend to employ a proxy solicitation firm to solicit proxies in connection with the Special Meeting. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

Only holders (the "Shareholders") of record of the Common Stock at the close of business on August 18, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, the Company had a total of 2,380,212 shares of Common Stock outstanding, without giving effect to the Stock Split. After giving effect to the Stock Split, the number of shares of Common Stock outstanding would be 7,140,636 as of the Record Date. Each share will be entitled to one vote (non-cumulative) on each matter to be considered at the Special Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.

Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company as election inspectors for the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of common shares of Common Stock outstanding and voted, as determined by the proxies and ballots. They will count all votes and ballots and perform certain other duties as required by law.

The affirmative vote of holders of a majority of the outstanding shares of the Common Stock is required for approval of the Proposed Amendment. Broker non-votes and abstentions will have the effect of a vote against the proposal.

The Company's corporate offices are located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

The Company's Certificate of Incorporation currently authorizes the issuance of a total of 3,500,000 shares of Common Stock, par value $.01 each. The proposed amendment will increase the total number of authorized shares to 20,000,000 shares of Common Stock in the Company. If approved by the Shareholders, the first paragraph of Article Four of the Company's Certificate of Incorporation will read as follows:

            "The aggregate number of shares which the corporation shall have authority to issue shall be twenty million (20,000,000) shares of common stock, par value $.01 each."

The Board of Directors believes that it is in the Company's best interest to increase the amount of Common Stock authorized by the Company's Certificate of Incorporation to effect the Stock Split and to provide the Company with adequate flexibility for valid corporate purposes. These purposes include issuances of Common Stock pursuant to potential acquisitions, future stock offerings, and pursuant to existing and future employee benefit plans.

In the event that Shareholders approve this proposal and there occurs an event, for which the Common Stock is issued such as an acquisition, additional stock offerings, or additional stock based incentive plans, the possibility exists that either book value per share or earnings per share or both could be diluted due to the larger number of shares outstanding. Under the Company's Certificate of Incorporation, shareholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current shareholders do not have a priority right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership percentage. In addition, there could be a dilution to the voting power of each share of Common Stock as additional shares are issued. Such events would require the prior approval of the Board of Directors and, under certain circumstances, the shareholders. No such actions are planned at this time.

The approval of this proposal could be construed as having an anti-takeover effect in that the additional authorized shares of Common Stock could be available to defend a possible third-party takeover attempt. Management is not aware of any such attempt to take control of the Company and the Board of Directors is not presenting this proposal with the intent that it be utilized as an anti-takeover device.

The additional shares for which authorization is sought would be identical to the shares of Common Stock now authorized and outstanding, and the Proposed Amendment would not affect the terms or rights of the holders of those shares. The Common Stock has no conversion, preemptive or subscription rights and is non-redeemable. In the event Shareholder approval of the amendment is obtained, it will become effective upon filing of the amendment with the Delaware Secretary of State.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF ENTERBANK HOLDINGS, INC. TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF ENTERBANK HOLDINGS, INC. TO 20,000,000.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
               OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following is a list of all directors and executive officers who were beneficial owners of the Company's Common Stock as of August 18, 1999. The Company is aware of one shareholder, Ronald E. Henges, who beneficially owned more than 5% of the outstanding Common Shares of the Company as of such date. Mr. Henges' business address is 150 North Meramec, Clayton, Missouri, 63105. As of August 18, 1999 there were 2,380,212 shares of Common Stock outstanding.

Beneficial Owner                                             Number of Shares                 Ownership
----------------                                             ----------------                 ---------
                                                                                           Percentage<F1><F2>
                                                                                           ------------------
Fred H. Eller <F3><F4><F5>                                        89,260                         3.72%
Ronald E. Henges <F3><F6>                                        120,285                         5.02%
Kevin C. Eichner <F3><F7>                                         81,193                         3.39%
Randall D. Humphreys <F8>                                            -0-                           N/A
Paul R. Cahn <F8><F9>                                             76,967                         3.23%
William B. Moskoff <F8><F10>                                      28,359                         1.19%
Birch M. Mullins <F8>                                             17,850                           <F*>
Robert E. Saur <F8><F11>                                          39,000                         1.64%
Henry D. Warshaw <F12><F13><F14>                                  17,260                           <F*>
James L. Wilhite <F14><F15>                                       10,721                           <F*>
James A. Williams <F14><F16>                                       7,340                           <F*>
Ted C. Wetterau <F8><F17>                                         11,940                           <F*>
David J. Mishler <F3><F5><F18>                                    46,304                         1.93%
James E. Graser <F3><F5><F19>                                     21,000                           <F*>
Richard C. Leuck <F3><F20>                                        12,591                           <F*>
Paul L. Vogel <F21>                                               13,385                           <F*>
James C. Wagner <F3><F22>                                         25,500                         1.07%
All Directors and Executive Officers as a Group                  618,955                        25.03%

----------------

<F*> Less than 1%

<F1>  Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purposes of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and officers as a group hold options to purchase an aggregate of 92,600 shares of Common Stock.
<F2>  Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown.
<F3>  Includes options as of August 18, 1999 outstanding and exercisable as of
      August 18, 1999 or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 14,000 shares; Mr. Eller, 21,000 shares; Mr. Henges, 14,000 shares; Mr. Graser, 6,000 shares; Mr. Mishler, 18,000 shares; Mr. Wagner, 10,000 shares;
      Mr. Leuck, 6,000 shares; Mr. Vogel, 3,600 shares; all directors and executive officers as a group, 92,600 shares.
<F4>  Includes 24,060 shares held jointly by Mr. Eller and his spouse; 20 shares held in the name of Mr. Eller to which Mr. Eller has voting power; 15,180 shares held in trust for the benefit of Mr. Eller's spouse to which Mr. Eller has voting power; and 29,000 shares held in Mr. Eller's trust to which Mr. Eller has voting power.
<F5>  Excludes all of the 15,460 shares held of record by EBSP Partnership in which each of Mr. Eller, Mr. Graser and Mr. Mishler each hold a 1/7 partnership interest, but for which none of the named persons holds sole voting power. Excludes all of the 13,820 shares held of record by EBSP II Partnership in which each of Mr. Eller, Mr. Graser and Mr. Mishler each hold a 1/6 partnership interest, but for which none of the named persons holds sole voting power.
<F6>  Excludes 18,510 shares held by and/or for the benefit of adult children of Mr. Henges. Includes 77,095 shares held of record by Henges Equity, L.P., to which Mr. Henges is the General Partner and has voting power; 22,285 shares held in an Individual Retirement Account for the benefit of Mr. Henges, to which Mr. Henges has voting power; 20 shares in the name of Mr. Henges in which Mr. Henges has voting power; 3,285 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Henges, to which Mr. Henges has voting power; 3,600 shares held in trust for six minor grandchildren of Mr. Henges, of which the spouse of Mr. Henges is trustee and to which Mr. Henges has voting power. Excluded also are 25,680 shares held in six separate trusts and 6,000 shares held in six separate irrevocable trusts all established for the benefit of the grandchildren of Mr. Henges. Mr. Henges does not have beneficial ownership or voting power over these shares, and thus they have been excluded.
<F7>  Includes 47,193 shares held in the name of Mr. Eichner in which he has voting power and 20,000 shares held in Mr. Eichner's trust in which he has voting power.
<F8>  Excluded are 400 Stock Appreciation Rights ("SARs").  Under the SAR
      Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. None of these SARs are vested and are therefore excluded.
<F9>  Excludes 23,980 shares held by two adult children of Mr. Cahn, as well as 9,675 shares held by the son in law of Mr. Cahn. Includes 5,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has voting power; and 71,967 shares held of record by Cahn Family Partnership, L.P., to which Mr. Cahn has voting power.
<F10> Includes 28,358 shares held of record by Vasil's L.P., of which Mr.
      Moskoff is the General Partner and has voting power; and 1 share held in the name of Mr. Moskoff in which Mr. Moskoff has voting power.



<F11> Includes 20 shares held in the name of Mr. Saur to which Mr. Saur has voting power; and 38,980 shares held in a trust for the benefit of Mr. Saur to which Mr. Saur has voting power.
<F12> Includes 8,580 shares held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has voting power; and 8,660 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr. Warshaw has voting power; and 20 shares in the name of Mr. Warshaw to which Mr. Warshaw has voting power. On January 1, 1999, Mr. Warshaw was granted one block of options (2,958 shares) and second block (4,509 shares) as a result of Enterbank Holdings, Inc. referral relationship with Moneta Group, Inc. These options are excluded as none are vested.
<F13> Mr. Warshaw, in addition to being a director of the Company, is a principal at Moneta Group, Inc. The Company has a Customer Referral Agreement with Moneta Group, Inc. whose principals may earn Enterbank Holdings, Inc. stock options (right to purchase) by referring customers to the Company.
<F14> Excluded are 1,600 Stock Appreciation Rights ("SARs").  Under the SAR
      Agreement, these could have a dilutive effect, as it is at the discretion of the Company whether compensation will be given in the form of cash or Common Stock. None of these SARs are vested and are therefore excluded.
<F15> Includes 650 shares held in a trust for the benefit of the spouse of Mr.
      Wilhite of which the spouse of Mr. Wilhite is trustee, to which Mr. Wilhite has voting power; 1 share in the name of Mr. Wilhite in which Mr. Wilhite has voting power; 3,500 shares in Mr. Wilhite's trust in which he has voting power; 1,000 shares held of record by the Wilhite Family Partnership, L.P. to which Mr. Wilhite has voting power; and 5,570 shares held in an Individual Retirement Account for Mr. Wilhite in which Mr. Wilhite has voting power.
<F16> Includes 845 shares held by Mr. Williams held in an Individual
      Retirement Account for the benefit of Mr. Williams to which Mr. Williams has voting power; 3,995 shares held in the name of Mr. Williams in which Mr. Williams has voting power and 2,500 shares held in a joint trust account with the spouse of Mr. Williams in which Mr. Williams has voting power.
<F17> Includes 11,940 shares held jointly by Mr. Wetterau and his spouse.
<F18> Includes 25,672 shares held jointly by Mr. Mishler and his spouse; 2,631 shares held in an Individual Retirement Account for the benefit of Mr. Mishler, to which Mr. Mishler has voting power and 1 share held in the name of Mr. Mishler to which Mr. Mishler has voting power.
<F19> Includes 14,999 shares held in Mr. Graser's trust in which Mr. Graser has voting power and 1 share in the name of Mr. Graser to which Mr. Graser has voting power.
<F20> Includes 2,500 shares held in a trust of Mr. Leuck for the benefit of
      Mr. Leuck to which Mr. Leuck has voting power; 2,500 shares held in a trust of the spouse of Mr. Leuck, for the benefit of the spouse of Mr. Leuck, to which Mr. Leuck has shared voting power; 1,590 shares held in the Individual Retirement Account for the benefit of Mr. Leuck to which Mr. Leuck has voting power; 1 share in the name of Mr. Leuck to which Mr. Leuck has voting power.
<F21> Includes 8,815 shares held in the name of Mr. Vogel in which Mr. Vogel has voting power; and 970 shares held in Mr. Vogel's Individual Retirement Account in which Mr. Vogel has voting power.
<F22> Include 10,000 shares held jointly by Mr. Wagner and his spouse and
      5,500 shares held in a trust for the benefit of Mr. Wagner's children and other relatives. Mr. Wagner is a co-trustee and has voting power and investment authority for this trust.

                              SHAREHOLDER PROPOSALS

Shareholders are entitled to present proposals for action at a forthcoming Shareholder's meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received at the Company's office on or before October 25, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The attached proxy ballot grants the proxy holders discretionary authority to vote on any matter raised at the Special Meeting of Shareholders. The attached proxy ballot is not intended to replace or be in addition to proposals submitted at the 2000 Annual Meeting of Shareholders of the Company. The Proposed Amendment is also not intended to be included in the Company's Annual Proxy Statement or in form of proxy relating to such
meeting.   If the Company fails to receive notice of a proposal intended to be included in the 2000 Annual Meeting of Shareholders by January 8, 2000, the Company will not be required to provide any information about the nature of such proposal in its proxy statement and the proposal will not be submitted to Shareholders for approval at the 2000 Annual Meeting of Shareholders of the Company as the Company will not have received proper notice as required by the Company's Bylaws.

UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.

REQUESTS FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO JAMES C. WAGNER, CHIEF FINANCIAL OFFICER, ENTERBANK HOLDINGS, INC. 150 NORTH MERAMEC, CLAYTON, MISSOURI 63105.


                                    By Order of the Board of Directors,

                                    /s/ James C. Wagner

                                    JAMES C. WAGNER
                                    Secretary, Enterbank Holdings, Inc.


Dated: September 13, 1999

                            ENTERBANK HOLDINGS, INC.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL
                 MEETING OF SHAREHOLDERS ON SEPTEMBER 29, 1999.

The undersigned Shareholder hereby appoints Fred H. Eller, Kevin C. Eichner, Ronald E. Henges or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Special Meeting of Shareholders of ENTERBANK HOLDINGS, INC. (the "Company") to be held on September 29, 1999 and any adjournments thereof. The undersigned acknowledges receipt of the notice of Special Meeting of Shareholders in the proxy statement dated September 13, 1999 and ratifies and confirms that all said proxies may lawfully do in the undersigned's name place and stead. The undersigned instructs said proxies to vote as indicated hereon. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      1. Approve an Amendment to Article Four of the Certificate of Incorporation of Enterbank Holdings, Inc. to increase the number of authorized Common Shares from 3,500,000 to 20,000,000.

           FOR                  AGAINST                       ABSTAIN
          [  ]                    [  ]                          [  ]


      2. Upon such matters as may properly come before the meeting or any adjournment thereof.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. IF ANY OTHER MATTER NOT PROPOSED IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXIES NAMED HEREIN WILL VOTE ON SUCH MATTER IN THEIR DISCRETION.

DATED:--------------------, 1999       (SIGNATURE)----------------------------

                                       (SIGNATURE)----------------------------

                                       (Shareholders should sign exactly as
                                       name appears on stock.  Where there is
                                       more than one owner, each owner should
                                       sign.  Executors, Administrators,
                                       Trustees and Others signing in a
                                       representative capacity should so
                                       indicate.)